EXHIBIT 99.1

Press contact:	Company contact:

Joe Crivelli	Noel Devine
Senior Vice President	Senior Vice President - Marketing
Gregory FCA Communications Inc.	Willow Financial Bank
27 West Athens Avenue	170 S. Warner Rd.
Ardmore, Pa. 19003	Wayne, PA 19087
610-642-8253, ext. 123	610-995-1700, ext. 3174

WILLOW GROVE BANCORP, INC ANNOUNCES NAME CHANGE
TO WILLOW FINANCIAL BANCORP, INC. AND NEW TICKER
SYMBOL (NASDAQ: WFBC)

Company to ring the NASDAQ closing bell today, Thursday
September 21, 2006 at 4:00 p.m. EDT

Wayne, Pennsylvania — September 21, 2006 - Willow Grove Bancorp, Inc. (the “Company”) (NASDAQ:WGBC) is pleased to announce it is changing its name to Willow Financial Bancorp, Inc., effective at 11:59 pm today, September 21, 2006.  The Company’s branch network will also reflect the new name, and all 28 branches now operate under the Willow Financial Bank name.

In addition, the Company announced that, effective September 22, 2006, its stock will trade on NASDAQ Global Select Market under the ticker symbol WFBC, to reflect the name change.

Our new name, Willow Financial Bancorp, builds on our heritage and our vision for the future,” said Donna M. Coughey, President and Chief Executive Officer of Willow Financial Bancorp.  “We take continued pride in our community-focused, customer-friendly banking environment for which we have always been known.  The new name now showcases the breadth and depth of banking and financial services that Willow Financial Bank provides both current and prospective clients.”

Ms. Coughey continued, “As our markets have expanded in Southeastern Pennsylvania, we’ve also witnessed a growing need for delivering financial services beyond the traditional.  Willow Financial Bank is structured to deliver products the way customers want to be serviced.  Our bankers work in teams with experts from each discipline as a member of the team.  The goal is to determine and meet the client’s needs — not sell a product.  This unique approach, coupled with the plethora of financial products and extended network of convenient locations stands us apart from our competition.  We remain a strong community bank but, as the Willow Financial name signifies, we provide the financial services that go well beyond retail banking to include brokerage, trust, private banking, cash management and business lending.”

To commemorate the new name, Ms. Coughey will be joined by members of the Company’s Board of Directors and senior management team to preside over the NASDAQ Stock Market Closing Bell in New York City on Thursday, September 21, 2006, at 4:00 p.m. EDT.

The live ceremony in NASDAQ’s MarketSite broadcast studio at 4 Times Square will be available via a webcast.  To access the webcast, please go to www.nasdaq.com/reference/marketsite_about.stm.

About Willow Financial Bancorp

Willow Financial Bancorp is the holding company for Willow Financial Bank.  Willow Financial Bank, founded in 1909, is a full-service, community-oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses.  With 28 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Financial Bank offers its customers and clientele banking beyond the traditional — convenient locations, extended hours, and the personal attention of a local bank — with the products and services of a regional one.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.